CONSENT OF INDEPENDENT AUDITORS




     We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated February 12, 2002, which is incorporated by reference, in this Registration Statement (Form N-1A Nos. 33-9591 and 811-4880) of Dreyfus Premier GNMA Fund.








                                        ERNST & YOUNG LLP


New York, New York
April 24, 2002